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                                                                    EXHIBIT 28.1

                               CIGNA CORPORATION

                    PROPERTY AND CASUALTY STATUTORY RESERVES
            RECONCILIATION OF SCHEDULE P TO TOTAL STATUTORY RESERVES
                                      1995

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                                                                            (DOLLARS IN MILLIONS)
                                                                            ---------------------
Schedule P:  Part 1, Column 34, Line 12.................................           $ 5,821
              Part 1, Column 35, Line 12................................             1,402
                                                                                  --------
       Total statutory reserves as reported in consolidated annual
        statement balance sheet.........................................             7,223
Reconciliation to amounts reported in Form 10-K:
Foreign subsidiaries not included in consolidated domestic annual
  statement.............................................................             2,389
Other...................................................................                92
                                                                                  --------
Total statutory reserves as reported in Form 10-K.......................           $ 9,704
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